                                        CERTAIN INFORMATION IN THIS EXHIBIT HAS
                                        BEEN OMITTED AND FILED SEPARATELY WITH
                                        THE SECURITIES AND EXCHANGE COMMISSION
                                        PURSUANT TO A REQUEST FOR CONFIDENTIAL
                                        TREATMENT FILED WITH THE SEC AND IS
                                        MARKED BY AN ASTERISK [*]


                  SECOND AMENDED AND RESTATED LIMITED LIABILITY
                COMPANY AGREEMENT OF ROXBURY CAPITAL MANAGEMENT,
                         LLC DATED AS OF AUGUST 1, 2003

                                  EXHIBIT 10.53

                                        CERTAIN INFORMATION IN THIS EXHIBIT HAS
                                        BEEN OMITTED AND FILED SEPARATELY WITH
                                        THE SECURITIES AND EXCHANGE COMMISSION
                                        PURSUANT TO A REQUEST FOR CONFIDENTIAL
                                        TREATMENT FILED WITH THE SEC AND IS
                                        MARKED BY AN ASTERISK [*]


                                     SECOND

                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                         ROXBURY CAPITAL MANAGEMENT, LLC

                                TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
1 DEFINED TERMS..........................................................................................2
2 GENERAL PROVISIONS....................................................................................14
   2.1     Formation, Name and Continuation.............................................................14
   2.2     Term.........................................................................................14
   2.3     Registered Agent and Office; Principal Place of Business.....................................14
   2.4     Fiscal Year..................................................................................15
3 PURPOSE AND POWERS OF THE LLC.........................................................................15
   3.1     Purpose......................................................................................15
   3.2     Powers of the LLC............................................................................15
   3.3     Authorized Persons...........................................................................15
4 MEMBERS...............................................................................................15
   4.1     Voting.......................................................................................15
   4.2     Meetings of Members..........................................................................15
   4.3     Quorum.......................................................................................16
   4.4     Action by Consent............................................................................16
   4.5     Telephonic Meetings..........................................................................16
   4.6     Non-voting Members...........................................................................16
5 MANAGERS AND OFFICERS.................................................................................16
   5.1     Managers.....................................................................................16
   5.2     Designation of Managers......................................................................17
   5.3     Term.........................................................................................17
   5.4     Resignation or Removal of a Manager..........................................................17
   5.5     Vacancies....................................................................................17
   5.6     Meetings.....................................................................................17
   5.7     Quorum.......................................................................................18
   5.8     Action by Consent............................................................................18
   5.9     Telephonic Meetings..........................................................................18
   5.10    Managers as Agents; Limitation on Power of Members...........................................18
   5.11    Board Action.................................................................................18
   5.12    Approval of Annual Budget....................................................................19
   5.13    Officers.....................................................................................19
   5.14    Powers of the Board; Powers of Officers......................................................19
   5.15    Reimbursement................................................................................20
   5.16    Duties of Managers...........................................................................20
   5.17    Fiduciary Duties.............................................................................20
6 CAPITAL CONTRIBUTIONS; CAPITAL  ACCOUNTS; DISTRIBUTIONS; ALLOCATIONS..................................21
   6.1     Capital Contributions........................................................................21
   6.2     Capital Accounts.............................................................................21
   6.3     Distributions................................................................................21
   6.4     Allocation of Profits and Losses.............................................................23
   6.5     Special Allocations..........................................................................24
   6.6     Tax Allocations: Code Section 704(c).........................................................24

   6.7     Proration for Partial Years..................................................................25
7 TRANSFER OF LLC INTERESTS, PUT AND CALL OPTIONS, MANDATORY PURCHASES AND ADMISSION
           OF ADDITIONAL MEMBERS........................................................................25
   7.1     Assignability of Interests...................................................................25
   7.2     Put Options..................................................................................26
   7.3     Purchase on Occurrence of an Extraordinary Event or a Wilmington Call........................27
   7.4     LLC Interests Subject to Option Rights.......................................................28
   7.5     Substitute Members...........................................................................28
   7.6     Recognition of Transfer by LLC...............................................................29
   7.7     Effective Date of Transfer; Order of Puts, Calls and Purchases Under Section 7.3(b)..........29
   7.8     Indemnification..............................................................................29
   7.9     Issuance of Additional LLC Interests.........................................................30
   7.10    Assignment of Wilmington's Rights and Obligations............................................30
8 BOOKS AND RECORDS.....................................................................................30
   8.1     Books, Records and Financial Statements......................................................30
   8.2     Accounting Method............................................................................31
9 TAX      .............................................................................................31
   9.1     Tax Matters Member...........................................................................31
   9.2     Section 754 Election.........................................................................31
10 LIABILITY, EXCULPATION AND INDEMNIFICATION...........................................................32
   10.1    Liability....................................................................................32
   10.2    Exculpation..................................................................................32
   10.3    Indemnification..............................................................................32
   10.4    Expenses.....................................................................................33
11 CERTAIN COVENANTS....................................................................................33
   11.1    Compliance with Laws; Maintenance............................................................33
12 DISSOLUTION, LIQUIDATION AND TERMINATION.............................................................34
   12.1    Events Causing Dissolution...................................................................34
   12.2    Notice of Dissolution........................................................................34
   12.3    Liquidation..................................................................................34
   12.4    Termination..................................................................................35
   12.5    Claims of the Members........................................................................35
13 INTENTIONALLY DELETED................................................................................35
14 MISCELLANEOUS........................................................................................35
   14.1    Amendments...................................................................................35
   14.2    Notices......................................................................................35
   14.3    Waivers......................................................................................36
   14.4    Binding Effect...............................................................................36
   14.5    Severability.................................................................................36
   14.6    Counterparts.................................................................................37
   14.7    Governing Law; Arbitration...................................................................37
   14.8    Captions.....................................................................................37
   14.9    Gender.......................................................................................37
   14.10   Third Party Beneficiaries....................................................................37
   14.11   Failure to Pursue Remedies...................................................................37

   14.12   Cumulative Remedies..........................................................................37
   14.13   Integration..................................................................................37
15 CLASS B INTERESTS....................................................................................38
   15.1    Defined Terms................................................................................38
   15.2    Distributions; Allocations; Proration........................................................40
   15.3    Put Right....................................................................................41
   15.4    Transfer.....................................................................................41
   15.5    Reorganization...............................................................................41
   15.6    Sale on Termination..........................................................................42
   15.7    Execution of Agreement; Representations and Warranties.......................................43
   15.8    Amendments...................................................................................43

                           SECOND AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         ROXBURY CAPITAL MANAGEMENT, LLC

         This Second Amended and Restated Limited Liability Company Agreement of Roxbury Capital Management, LLC (the "LLC") is made and is effective as of August 1, 2003 (this "Agreement"), by and among Roxbury Capital Management, a California corporation ("Roxbury"), WT Investments, Inc. ("WTI"), a Delaware corporation which is a wholly-owned subsidiary of Wilmington Trust Company, a Delaware-chartered bank and trust company ("WTC"), Wilmington Trust Corporation, a Delaware corporation ("Wilmington"), the Principals (as hereinafter defined) and the Class B Members (as hereinafter defined).

         A. WHEREAS, the LLC has heretofore been formed as a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. Section.18-101, et seq., as amended from time to time (the "Delaware Act"), by the filing of a Certificate of Formation of the LLC with the office of the Secretary of State of the State of Delaware on April 14, 1998, as amended by that certain Certificate of Amendment dated July 20, 1998 (as amended, the "Certificate"), and by the execution of the Limited Liability Company Agreement of the LLC by Roxbury and Anthony H. Browne as of April 14, 1998 (the "Original LLC Agreement");

         B. WHEREAS, the Original LLC Agreement was subsequently amended and restated pursuant to that certain Amended and Restated Limited Liability Company Agreement dated as of July 31, 1998, which has been amended pursuant to that certain First Amendment to the Amended and Restated Limited Liability Company Agreement dated as of July 31, 1998, that certain Second Amendment to the Amended and Restated Limited Liability Company Agreement dated as of March 10, 2001, and that certain Third Amendment to the Amended and Restated Limited Liability Company Agreement dated as of June 30, 2002 (collectively, the "A/R LLC Agreement");

         C. WHEREAS, pursuant to the LLC Interest Purchase Agreement (as hereinafter defined), WTI purchased 1,000,000 Preferred Membership Points (as hereinafter defined) in the LLC from Roxbury;

         D. WHEREAS, the Members desire to amend certain provisions of the A/R LLC Agreement, and to restate the A/R LLC Agreement in its entirety as set forth herein; and

         E. WHEREAS, the Members desire to continue to operate the LLC as a limited liability company under the Delaware Act on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Roxbury, the Principals, Wilmington, WTI and the Class B Members, intending to be legally bound hereby, all agree as follows:

                                  DEFINED TERMS

         Unless the context otherwise requires, the terms defined in this
Article 1 shall, for the purposes of this Agreement, have the meanings herein specified.

         1.1 "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year or other period, after giving effect to the following adjustments:

                  (i) Credit to such Capital Account for any amounts that such Member is deemed to be obligated to restore with respect to any deficit balance in its Capital Account pursuant to Sections 1.704-1(b)(2)(ii)(b)(3) and 1.704-1(b)(2)(ii)(c) of the Treasury Regulations;

                  (ii) Credit to such Capital Account for any amounts that such Member is (or would be) deemed to be obligated to restore with respect to any deficit balance in its Capital Account pursuant to Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations; and

                  (iii) Debit to such Capital Account the items described in Sections 1.704- 1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and
1.704-1(b)(2)(ii)(d)(6) of the Treasury Regulations.

         The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

         1.2 "Adjusted Free Cash Flow" for a Fiscal Year means the Free Cash Flow for such Fiscal Year adjusted by subtracting [*]% of any revenue not attributable to Advisory Fees for such Fiscal Year.

         1.3 "Adjusted LLC Value" is the LLC Value that shall be used to determine the Call Price. If a Wilmington Call is exercised prior to the third anniversary of the Commencement Date, the Adjusted LLC Value shall equal the Adjusted Free Cash Flow for the Fiscal Year ending on the Determination Date immediately preceding the year in which the Wilmington Call Notice is delivered. If a Wilmington Call is exercised after the third anniversary of the Commencement Date, but prior to the fourth anniversary of the Commencement Date, the Adjusted LLC Value shall be computed in the same manner as the LLC Value using a multiple that is reduced by two. If a Wilmington Call is exercised after the fourth anniversary of the Commencement Date, but prior to the fifth anniversary of the Commencement Date, the Adjusted LLC Value shall be computed in the same manner as the LLC Value using a multiple that is reduced by one. If a

* CONFIDENTIAL TREATMENT REQUESTED

Wilmington Call is exercised after the fifth anniversary of the Commencement Date, the Adjusted LLC Value shall equal the LLC Value.

         1.4 "Advance Payment" means, with respect to the purchase of LLC Interests under Section 7.3(b) hereof upon the occurrence of an Extraordinary Event, an amount equal to the product of (i) [*] and (ii) [ * ] times the Average Adjusted Free Cash Flow for the Fiscal Year immediately preceding the year in which such Extraordinary Event occurs.

         1.5 "Advisory Fees" means the fees for investment advisory, sub-advisory, investment management, or administration services payable to the LLC pursuant to written agreements with Clients, with the following adjustments:
(a) Advisory Fees shall exclude the Oregon Fees (as defined in Article 15 hereof), and (b) Advisory Fees shall include [*] of the Oregon Surplus FCF, as defined in Article 15.

         1.6 "Affiliate" of a designated Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the designated Person. As used in this definition, the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power (a) to vote 10% or more of the outstanding voting securities of the designated Person or (b) otherwise direct the management policies of the designated Person by contract or otherwise. An "Affiliate" of a Person also includes any officer, director, member or partner of the designated Person and, if the designated Person is an officer, director, member or partner, any company for which such Person acts in such capacity.

         1.7 "Average Adjusted Free Cash Flow" has the meaning set forth in the definition of LLC Value.

         1.8      "Board" has the meaning set forth in Section 4.2 hereof.

         1.9      "Business Day" means a day when WTC is open for business.

         1.10 "Call Price" means an amount equal to the Adjusted LLC Value multiplied by a fraction, the numerator of which is the number of Class A Common Membership Points included in the LLC Interests to be purchased by Wilmington or its designee from a Principal or Roxbury and the denominator of which is the sum of all of the Class A Common Membership Points outstanding on the Purchase Closing Date plus all Class A Common Membership Points relating to LLC Interests that have been issued or may be purchased from the LLC pursuant to an Incentive Plan or options issued thereunder that are outstanding, exercisable and unexercised in whole or in part on the Purchase Closing Date.

         1.11 "Capital Account" means, with respect to any Member, the Capital Account established and maintained for such Member in accordance with the provisions of Section 1.704- 1(b)(2)(iv) of the Treasury Regulations.


* CONFIDENTIAL TREATMENT REQUESTED

         1.12 "Carrying Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (i) The initial Carrying Value of any asset contributed by a Member to the LLC shall be the gross fair market value of such asset, as determined by the contributing Member and the Board;

                  (ii) The Carrying Value of all assets of the LLC shall be adjusted to equal their respective gross fair market values, as determined by the Board, as of the following times: (a) the acquisition of an additional interest in the LLC by any new or existing Member in exchange for a capital contribution; (b) the distribution by the LLC to a Member of property as consideration for an interest in the LLC; and (c) the liquidation of the LLC within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations; provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the LLC;

                  (iii) The Carrying Value of any asset distributed by the LLC to any Member shall be the gross fair market value of such asset on the date of distribution; and

                  (iv) The Carrying Value of assets of the LLC shall be increased or decreased to reflect any adjustments to the adjusted bases of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations; provided, however, that Carrying Values shall not be adjusted pursuant to this clause (iv) to the extent the Board determines that an adjustment pursuant to clause (ii) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (iv). If the Carrying Value of an asset has been determined or adjusted pursuant to clause (i), (ii) or (iv) hereof, such Carrying Value shall thereafter be adjusted by the Depreciation taken into account with respect to such assets for purposes of computing Profits and Losses.

         1.13     "Cause" means:

                  (i) a willful and intentional material breach of this Agreement by a Principal or an employee that is not remedied within twenty (20) Business Days after written notice thereof to the Principal or employee by the LLC; provided, however, that neither notice nor opportunity to cure need be given if there is a repeat of the same type of breach for which a prior notice has been given;

                  (ii) an act of fraud, misappropriation, dishonesty, embezzlement or similar conduct by a Principal or an employee involving the business or assets of the LLC, a Client or a Wilmington Client;

                  (iii) willful misconduct or gross negligence by a Principal or an employee in connection with the performance of his duties for the LLC;

                  (iv) any conduct on the part of a Principal or an employee that constitutes a willful breach of any statutory or common law duty of loyalty owed to the LLC, a Client or a Wilmington Client;

                  (v) a Principal's or an employee's conviction of a felony; or

                  (vi) a disqualification or revocation of a registration or license held by a Principal or an employee that would preclude the performance of the material duties by him or her for the LLC.

         1.14 "Certificate" has the meaning set forth in the recitals hereof.

         1.15 "Change of Control" means (i) the acquisition by any Person or group of Persons of beneficial ownership, as that term is defined in Rule 13d-3 promulgated under the Exchange Act, directly or indirectly, of 25% or more of the outstanding capital stock of WTI, Wilmington or WTC entitled to vote for the election of directors ("Voting Shares"); (ii) the acquisition by any Person or group of Persons (other than WTI, WTC or Wilmington) of "beneficial ownership," as that term is defined in Rule 13d-3 promulgated under the Exchange Act, of 50% or more of the total outstanding Preferred Membership Points or 50% or more of the total outstanding Class A Common Membership Points; (iii) the merger or consolidation of WTI, Wilmington or WTC with one or more other Persons as a result of which the holders of the outstanding Voting Shares of WTI, Wilmington or WTC, respectively, immediately before the merger or consolidation hold less than 50% of the Voting Shares of the surviving or resulting Person; (iv) the merger or consolidation of the LLC with one or more other Persons (other than WTI, WTC or Wilmington) as a result of which the holders of the outstanding Preferred Membership Points immediately before the merger or consolidation hold less than 50% of the total outstanding Preferred Membership Points (or equivalent) of the surviving or resulting Person, or the holders of the outstanding Class A Common Membership Points immediately before the merger or consolidation hold less than 50% of the total outstanding Class A Common Membership Points (or equivalent) of the surviving or resulting Person; (v) the sale of all or substantially all of WTI's, WTC's, Wilmington's or the LLC's assets; or (vi) a proxy contest for the election of directors of Wilmington that results in Persons constituting the Board of Directors of Wilmington immediately prior to the initiation of such proxy contest ceasing to constitute a majority of the Board of Directors of Wilmington upon the conclusion of such proxy contest; provided, however, that neither (x) any transfer of the capital stock or assets of WTI, Wilmington or WTC to, or merger or consolidation of WTI, Wilmington or WTC with or into, (A) an entity that prior to and after such transfer, merger or consolidation has been and will be consolidated with WTI, Wilmington or WTC for federal income tax purposes, or (B) any newly-formed, wholly owned subsidiary of WTI, Wilmington or WTC that will be consolidated with WTI, Wilmington or WTC for federal income tax purposes, nor (y) a transfer of Common Interests by one or more Principals to one or more Permitted Transferees or Related Entities, shall be deemed to be a Change of Control for purposes of this Agreement.

         1.16 "Class A Member" shall mean a Member of the LLC owning Class A Common Membership Points.

         1.17 "Class B Member" has the meaning set forth in Article 15 hereof.

         1.18 "Client" and "Clients" shall mean, at any particular time, any Person who is at such time an investment management customer or client of the LLC, any Person who, within the twelve (12) months immediately preceding such time, had been but at such time is not then an investment management customer or client of the LLC, and any Person to whom the LLC, through any of its managers, officers or employees, has within one (1) year prior to such time offered, by means of a personal meeting with representatives of such Person, to serve as investment manager but who is not at such time an investment management customer or client of the LLC. The term "Client," when used in this Agreement with respect to wrap accounts, shall mean the wrap sponsors, but not the underlying wrap account holders.

         1.19 "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement. A reference to a specific section of the Code refers not only to such specific section but also to any corresponding provision of any Federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

         1.20 "Commencement Date" means, with respect to any Person exercising a Put under Section 7.2 hereof or whose LLC Interests are the subject of a Wilmington Call, the date on which such Person first (i) becomes a Member;
(ii) is granted an option to purchase a Common Interest pursuant to an Option Agreement or an Incentive Plan; or (iii) receives a Common Interest (whether or not vested) pursuant to an Incentive Plan.

         1.21 "Common Interest" means an interest (including Common Membership Points, distribution and allocation rights, and any capital accounts) in the LLC held by a Common Member. A Common Interest represents a claim only on future profits of the LLC (i.e., profits earned by the LLC after issuance of the Common Interest). A holder of Common Interests has no interest in the capital of the LLC with respect to such Common Interests at the time such Common Interests are issued, and is not entitled to receive any assets upon liquidation of the LLC, except to the extent it has a positive balance in its Capital Account.

         1.22 "Common Member" means the Founding Principal, the Principals, Roxbury, Wilmington, the Class A Members, the Class B Members (but only to the extent provided in Article 15 hereof) and any other Person subsequently admitted to the LLC as a Common Member.

         1.23 "Common Membership Points" means those Membership Points relating to Common Interests owned by Common Members. There shall be two classes of Common Membership Points, "Class A Common Membership Points" and "Class B Membership Points."

         1.24     "Delaware Act" has the meaning set forth in Recital A hereof.

         1.25 "Depreciation" means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Fiscal Year or other period, except that, if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year or other period bears to such beginning adjusted tax basis; provided, however, that, if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the Board.

         1.26 "Determination Date" means, with respect to any year, December 31 of such year.

         1.27 "Disability" has the meaning set forth in a policy or policies of disability insurance, if any, obtained by the LLC for the benefit of itself and/or its employees. If there is no definition of "disability" applicable under any such policy or policies of disability insurance, if any, obtained by the LLC, or if the LLC maintains no such policy, then a Principal or an employee shall be considered disabled upon the first to occur of such Principal or employee being (a) adjudged incompetent by a court of competent jurisdiction;
(b) physically or mentally incapable of performing the essential functions of his or her job for a period of 180 days in any 12-month period, in the opinion of a licensed medical doctor mutually approved by the Principal or employee and the LLC, with the heads of internal medicine at the UCLA Medical Center and Cedars Sinai Medical Center being deemed to be preapproved by each Principal, employee and the LLC; or (c) certified as permanently disabled under the provisions of the Social Security Act, as amended from time to time (in which case the date of such Disability shall be the date provided for in any such certification).

         1.28 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         1.29 "Exercise Price," with respect to any LLC Interest that may be purchased pursuant to an Option Agreement, shall mean the exercise price for such LLC Interest as set forth in such Option Agreement.

         1.30 "Extraordinary Events" has the meaning set forth in Section 7.3(a) hereof.

         1.31 "Fair Market Value" means the amount for which any asset could be sold in an arm's length transaction by one who desires to sell, but is not under any urgent requirement to sell, to a buyer who desires to buy, but is under no urgent necessity to buy, when both have a reasonable knowledge of the facts.

         1.32     "Fiscal Year" has the meaning set forth in Section 2.4 hereof.

         1.33     "Founding Principal" means Anthony H. Browne.

         1.34 "Free Cash Flow" means, with respect to any Fiscal Year, the Revenues of the LLC for such Fiscal Year, plus cash previously set aside as reserves that the Board determines is no longer needed for the LLC's business, less the sum of (i) all cash expenditures made by the LLC during such Fiscal Year, including, without limitation, operating expenses, bonuses paid to LLC employees or Principals with respect to such Fiscal Year or portion thereof, amounts paid to LLC Employees under the Profit Sharing Plan, principal and interest payments on any indebtedness of the LLC and lease payments on capitalized leases; (ii) all distributions made to the Preferred Members with respect to such Fiscal Year pursuant to Section 6.3(a)(i); and (iii) such funds as shall have been set aside by the Board as reserves for contingencies, working capital, debt service, taxes, insurance or other costs and expenses in connection with the LLC's business.

         1.35 "Good Reason" means (i) a material breach by the LLC of its employment agreement with a Principal or an employee; (ii) action taken by the LLC which causes a material diminution in the position, authority, duties or responsibilities of a Principal or an employee without the consent of the Principal or employee, excluding for this purpose any isolated, immaterial or inadvertent action, and any action which is remedied by the LLC promptly after receipt of a notice thereof given by the Principal or employee, which notice shall be given by the Principal or employee within sixty (60) days of the adverse action; or (iii) a Change of Control.

         1.36     "Historic Preferred Share" shall have the meaning set forth in
Section 6.4(b) hereof.

         1.37 "Incentive Plan" has the meaning set forth in Section 7.9 hereof.

         1.38 "Investment Advisory Agreement" means (i) the Investment Advisory Agreement between Roxbury Partners Special Fund - II and the LLC or
(ii) the Investment Advisory Agreement between Ocean Avenue Investors, LLC and the LLC, in each case in substantially the same form as the respective existing agreement between such entity and Roxbury.

         1.39     "Liquidating Trustee" has the meaning set forth in Section
12.2 hereof.

         1.40 "LLC" means Roxbury Capital Management, LLC, the limited liability company formed by the Original LLC Agreement and Certificate and continued under and pursuant to the Delaware Act, the A/R LLC Agreement and this Agreement.

         1.41     "LLC Interest" means a Common Interest or a Preferred
Interest.

         1.42 "LLC Interest Purchase Agreement" means the Limited Liability Company Preferred Interest Purchase Agreement dated as of April 24, 1998 by and among the LLC, Roxbury, the Founding Principal, Kevin P. Riley, Harry Wilson, WTI, Wilmington and WTC, as it may, from time to time, be amended.

         1.43 "LLC Value" is the fair market value of the LLC, which shall be determined by multiplying the average of the Adjusted Free Cash Flow for the two Fiscal Years ending on the Determination Date immediately preceding the Purchase Closing

Date ("Average Adjusted Free Cash Flow") by: (i) [*], if the compound annual growth rate of Advisory Fees for the five Fiscal Years ending on the Determination Date immediately preceding the Purchase Closing Date is 0% or less; or (ii) [*], if the compound annual growth rate of Advisory Fees for the five Fiscal Years ending on the Determination Date immediately preceding the Purchase Closing Date is [*] or more. If the compound annual growth rate of Advisory Fees for the five Fiscal Years ending on the Determination Date immediately preceding the Purchase Closing Date is between 0% and [*], the multiple will be interpolated evenly between [*] and [*].

         LLC Value shall be determined only once each year; the determination will be made on or before February 28 of each year with respect to LLC Value as of December 31 of the immediately preceding year.

         1.44 "Majority Vote" means the written approval of, or the affirmative vote by, Voting Members holding a majority of the Membership Points held by all Voting Members, as set forth on Schedule 1 hereto.

         1.45 "Manager" has the meaning set forth in Section.18-101(10) of the Delaware Act. A Manager shall be deemed to be an "employee" of the LLC for purposes of Sections 1.13, 1.27, 1.35 and 1.69 of this Agreement.

         1.46     "Members" means the Preferred Members and the Common Members.

         1.47 "Membership Points" means, as of any date, with respect to a Member, the number of Common or Preferred Membership Points relating to the Member's LLC Interest set forth opposite such Member's name on Schedule 1 hereto, and as in effect on such date. For all voting purposes, Membership Points owned by Non-voting Members may not be voted and are not counted in the calculation of total Membership Points outstanding.

         1.48 "Non-voting Member" means: (i) a Class B Member, and (ii) any other Member owning an LLC Interest but, pursuant to Section 4.6 hereof, not having the right to vote such Membership Points.

         1.49     "Officers" has the meaning set forth in Section 5.13 hereof.

         1.50 "Option Agreement" means any written agreement by which a Person is granted the right to purchase an LLC Interest from Roxbury.

         1.51 "Original LLC Agreement" has the meaning set forth in the recitals hereof.

         1.52 "Permitted Transferee" shall mean WTI, Wilmington, WTC, an officer of the LLC and, with respect to any Principal, the parents, siblings, spouses, issue or spouses of issue of such Principal (in any such case who are the age of 21 or over) and any trust created by one or more of such aforementioned individuals of which such individual or individuals are the trustees.

* CONFIDENTIAL TREATMENT REQUESTED

         1.53 "Person" means any individual, partnership (general or limited), corporation, limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization, government, governmental department or agency, instrumentality or political subdivision thereof, or other entity of any kind or nature.

         1.54 "Pre-Tax Net Income" means Revenues minus all operating expenses of the LLC, as determined by the LLC's accountants in accordance with generally accepted accounting principles. (Pre-Tax Net Income shall be calculated without deduction for any Preferred Member Revenue Share.)

         1.55 "Preferred Interest" means an interest (including Preferred Membership Points, distribution and allocation rights, and any capital accounts) in the LLC held by a Preferred Member.

         1.56 "Preferred Member" means WTI, in its capacity as such, any successor thereto, and any other Person subsequently admitted to the LLC as a Preferred Member.

         1.57 "Preferred Membership Points" means those Membership Points relating to Preferred Interests owned by a Preferred Member.

         1.58 "Preferred Member Revenue Share" shall have the meaning set forth in Section 6.3(a)(i) hereof.

         1.59 "Principal" or "Principals" means the individuals identified from time to time on Schedule 1 hereto as Principals. All natural persons who hold LLC Interests and Class A Common Membership Points, including holders who have exercised options to purchase LLC Interests and Class A Common Membership Points, shall be identified on Schedule 1 as Principals.

         1.60 "Principal Entities" means (i) the Principal with respect to whom an Extraordinary Event has occurred or whose employment with the LLC has terminated (other than because of an Extraordinary Event) and (ii) such Principal's estate and Related Holders.

         1.61 "Profits" and "Losses" for each Fiscal Year or other period means an amount equal to the LLC's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), but computed with the following adjustments:

                  (i) Any income of the LLC that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of Profits and Losses shall be added to such taxable income or loss;

                  (ii) Any expenditures of the LLC described in Code Section 705(a)(2)(b) or treated as Code Section 705(a)(2)(B) expenditures pursuant to
Section 1.704-1(b)(2)(iv)(i) of the Treasury Regulations, and not otherwise taken into account in computing Profits and Losses pursuant to this definition, shall be subtracted from such taxable income or loss;

                  (iii) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Carrying Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Carrying Value;

                  (iv) In lieu of the Depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period; and

                  (v) Notwithstanding any other provisions of this definition, any items that are specially allocated pursuant to Section 6.5 hereof or which result from an adjustment to basis of one or more Members pursuant to Code Section 734(b) or 743(b) shall not be taken into account in computing Profits or Losses.

         1.62 "Profit Sharing Plan" means that certain Executive Profit Sharing Plan effective as of January 1, 2003 pursuant to which the Board may grant to key employees participation in the profits of the LLC.

         1.63 "Purchase Closing Date" shall mean the date upon which LLC Interests are purchased and paid for pursuant to Sections 7.2 or 7.3 hereof.

         1.64     "Put" has the meaning set forth in Section 7.2(b) hereof.

         1.65 "Put Notice" has the meaning set forth in Section 7.2(d) hereof.

         1.66 "Put Price" means an amount equal to the LLC Value multiplied by a fraction (the "Interest Fraction"), the numerator of which is the number of Class A Common Membership Points relating to the LLC Interest to be purchased by Wilmington or its designee from a Principal or Roxbury and the denominator of which is the sum of the number of Class A Common Membership Points outstanding on the Purchase Closing Date plus all Class A Common Membership Points relating to LLC Interests that have been issued by the LLC pursuant to an Incentive Plan or may be purchased from the LLC pursuant to Incentive Plan options that are outstanding, exercisable and unexercised in whole or in part on the Purchase Closing Date. With respect to a Put under Section 7.2(b), the Put Price shall be determined as of the Determination Date immediately preceding the Purchase Closing Date.

         With respect to a purchase under Section 7.3(b) hereof, the Put Price shall be determined as follows: (i) a portion of the Put Price, which portion shall be determined by multiplying a fraction, the numerator of which is the number of days the Principal has been employed by the LLC during the Fiscal Year in which the event giving rise to the purchase obligation arises and the denominator of which is 365 (the "Employment Fraction"), by the LLC Value as of the Determination Date immediately preceding the Purchase Closing Date, and (ii) the balance of the Put Price shall be determined by multiplying (A) one minus the Employment Fraction by (B) the LLC Value as of the penultimate Determination Date preceding the Purchase Closing Date. For example, if (w) the LLC Value as of December 31, 2004 is $[*] million; (x) the LLC Value as of December 31, 2005 is $[*] million; (y) a Principal owns 2% of the outstanding Class A Common Membership Points determined in accordance with the preceding paragraph; and (z) such Principal resigns his employment for Good Reason with the LLC on August 1, 2004, 212/365 of the Put Price would be based on the LLC Value determined as of December 31, 2005 and 153/365 of the Put Price would be based on the LLC Value determined as of December 31, 2004. The Put Price would thus equal $[*] million x .02 x 212/365, or $[*], plus $[*] million x .02 x 153/365, or $[*], for a total Put Price of $[*].

         Notwithstanding the above the Put Price with respect to any LLC Interest Roxbury owns that may be purchased pursuant to an Option Agreement shall be the lesser of: (A) the Put Price calculated under this Section 1.66, or
(B) the Exercise Price for such LLC Interest.

         1.67 "Related Entities" shall mean, with respect to any Member or Members, any partnership, limited liability company, corporation or family trust in which such Member or Members or a Permitted Transferee of such Member or Members own all of the partnership, membership, other equity interests, all of the capital stock, or is the trustee or beneficiary as the case may be, and with respect to WTI, shall mean any entity that is or will be consolidated with WTI or WTC for federal income tax purposes.

         1.68 "Related Holder" of a Principal shall mean all Persons (other than Wilmington, WTC or WTI) who acquired LLC Interests from such Principal, from a transferee from such Principal, or from a transferee of any such transferee or subsequent transferee.

         1.69 "Retirement" means, with respect to a Principal or an employee, when that Principal or employee reaches age 62; provided, however, that Retirement shall not occur with respect to a Principal or an employee who continues to work for the LLC after reaching age 62 unless the Board notifies him or her that it objects to his or her continued participation in the LLC. Retirement with respect to a Principal or an employee who continues to participate in the LLC after reaching age 62 shall occur upon the earlier of (i) the voluntary cessation by the Principal or employee of his or her employment with the LLC, or (ii) with respect to Principals or employees other than the Founding Principal, notification from the Board that it objects to such Principal's or employee's continued participation.

         1.70 "Revenues" means the gross receipts of the LLC from whatever source, including without limitation gross receipts from the sales of assets; provided, however, that Revenues shall not include (A) gross receipts from the sales of all or substantially all of the LLC's assets or the deemed sales of the LLC's assets in connection with the liquidation of the LLC, (B) any Wilmington Fund Revenue, or (C) any Oregon Manager FCF, as defined in Section 15.1(l).

         1.71 "Roxbury" shall have the meaning set forth in the recitals hereof.

* CONFIDENTIAL TREATMENT REQUESTED

         1.72 "Roxbury Designees" means the individuals selected by the Principals to serve on the Board in accordance with Section 5.2 hereof.

         1.73 "Subsidiary" means any corporation, partnership or other organization, whether incorporated or unincorporated, of which more than fifty percent (50%) of either the equity interests or the voting control is, directly or indirectly, through Subsidiaries or otherwise, beneficially owned by the LLC, or of which the LLC or any Subsidiary serves as the general partner.

         1.74 "Tax Matters Member" has the meaning set forth in Section 9.1(a) hereof.

         1.75     "Transfer" has the meaning set forth in Section 7.1(a) hereof.

         1.76 "Treasury Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         1.77     "Voting Members" means all Members other than Non-voting
Members.

         1.78     "Wilmington" has the meaning set forth in the recitals hereof.

         1.79 "Wilmington Call" has the meaning set forth in Section 7.3(c) hereof.

         1.80 "Wilmington Call Notice" has the meaning set forth in Section 7.3(d) hereof.

         1.81 "Wilmington Clients" means investment management, custody and personal trust clients of WTI, Wilmington or WTC (including any former clients who were clients of WTI, Wilmington or WTC at any time during the one-year period immediately prior to the date of a Principal's termination of employment) and any Person who has been offered, by means of a personal meeting with such Person or representatives of such Person, investment management, personal trust or custodial services by WTI, Wilmington or WTC, and any Affiliates of such current, former and prospective clients.

         1.82 "Wilmington Fund Revenue" means with respect to any Fiscal Year, the lesser of $[*], or any Advisory Fees, minus any advisory fee waivers, earned by the LLC for such Fiscal Year pursuant to an investment advisory agreement with the Wilmington Large Cap Growth Portfolio for management of assets held in that mutual fund.

         1.83     "WTC" shall mean Wilmington Trust Company, a
Delaware-chartered bank and trust company.

         1.84 "WTI"" shall mean WT Investments, Inc., a Delaware corporation, which is a wholly-owned subsidiary of WTC.


* CONFIDENTIAL TREATMENT REQUESTED

         1.85 "WTI Designee" means the individual(s) selected and authorized by WTI, its successor or assign to represent WTI and serve on the Board in accordance with Section 5.2 hereof.

                                       2

                               GENERAL PROVISIONS

         2.1 Formation, Name and Continuation. This Agreement supersedes and replaces the A/R LLC Agreement in its entirety and the A/R LLC Agreement shall henceforth have no effect as of and from the date hereof. The name of the LLC heretofore formed and continued hereby is Roxbury Capital Management, LLC. The business of the LLC may also be conducted under any other name or names designated by the Board from time to time. The parties hereto agree to continue the LLC and enter into this Agreement, and do hereby continue the LLC and enter into this Agreement, pursuant to the provisions of the Delaware Act and for the purposes hereinafter described. The name, mailing address, capital contribution and Membership Points of each Member shall be listed on Schedule 1. The Secretary of the LLC shall update any Schedule from time to time as necessary to accurately reflect the information required to be contained therein. Any amendment or revision to a Schedule made in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to a Schedule shall be deemed to be a reference to such Schedule as amended and in effect from time to time.

         2.2 Term. The term of the LLC commenced on the date the Certificate was filed in the office of the Secretary of State of the State of Delaware and shall continue in perpetuity, unless dissolved in accordance with the provisions of this Agreement. The existence of the LLC as a separate legal entity shall continue until the cancellation of the Certificate.

         2.3      Registered Agent and Office; Principal Place of Business.

                  (a) The LLC's registered agent and office in the State of Delaware shall be WT Investments, Inc., Rodney Square North, 1100 North Market St., New Castle County, Delaware 19890.

                  (b) The principal place of business of the LLC shall be at 100 Wilshire Boulevard, Suite 600 Santa Monica, California 90401, and the LLC shall qualify to do business in California and any other location where its business requires it to qualify to do business.

                  (c) The Board may, at any time and from time to time: (i) change the location of the LLC's principal place of business and establish such additional place or places of business of the LLC as it may determine; (ii) change the location of the LLC's books and records; (iii) change the LLC's registered office in Delaware; and (iv) change the LLC's resident agent for service of process in Delaware.

         2.4 Fiscal Year. Except as otherwise determined by the Board, the Fiscal Year of the LLC for accounting and tax purposes shall be the calendar year, except for the short years in the years of the LLC's formation and termination and as otherwise required by the Code.

                                       3

                          PURPOSE AND POWERS OF THE LLC

         3.1 Purpose. The LLC is formed for the object and purpose of engaging in any lawful act or activity for which limited liability companies may be formed under the Delaware Act and engaging in any and all activities necessary or incidental to the foregoing, except that the LLC is not formed for the object and purpose of and shall not engage in any business that would cause WTI, Wilmington or WTC to be in violation of any Federal or Delaware state banking law, as such laws may be amended from time to time.

         3.2 Powers of the LLC. The LLC shall have all power and authority granted under the Delaware Act to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose set forth in Section 3.1.

         3.3 Authorized Persons. Any Manager shall be an "authorized person" for purposes of the Delaware Act.

                                       4

                                     MEMBERS

         4.1 Voting. Members shall have the power to vote only as provided in this Article 4 and by Section 12.1 of this Agreement. Unless otherwise provided in this Agreement or required by law, any vote of Members shall be determined by a Majority Vote.

         4.2 Meetings of Members. The Board of Managers of the LLC (the "Board") or the Chairman may call a meeting of Voting Members. Meetings of Voting Members shall be held at the principal place of business of the LLC or such other location as may be selected by the Board upon at least 10 days' written notice to all of the Voting Members. Any notice required hereunder may be waived in writing by the Person to whom notice should have been sent, whether before or after the related meeting, and attendance at any meeting waives that attendee's right to any notice required hereunder unless the Person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

         4.3      Quorum. At any meeting of the Voting Members, the presence of
(a) Preferred Members owning a majority of the Preferred Membership Points and
(b) Common Members owning a majority of the Common Membership Points, other than Common Membership Points owned by Non-voting Members, shall constitute a quorum. Any meeting may be adjourned from time to time by Voting Members holding a majority of the votes present at the meeting, whether or not a quorum is present, and the meeting may be held as adjourned upon at least 10 days' written notice to all the Voting Members, unless such notice is waived.

         4.4 Action by Consent. Any action of the Voting Members may be taken without a meeting if the Voting Members required to consent to the action to be taken, if such action had been taken at a meeting of Voting Members, consent to such action in writing. The written consents shall be filed with the records of the meetings of the Members. Such actions by consent shall be treated for all purposes as actions taken at a meeting.

         4.5 Telephonic Meetings. Voting Members may participate in a meeting of the Voting Members by means of a conference telephone or similar communications equipment provided all Voting Members participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

         4.6 Non-voting Members. All Class B Members shall be Non-voting Members. In addition, any Member whose employment with the LLC is terminated for Cause, any Member who resigns from employment with the LLC other than for Good Reason and any Member, during the periods described in Sections 7.2(e) and 7.3(e), shall become a Non-voting Member until his or its LLC Interest has been purchased in full in accordance with Article 7 hereof. The estate or other successor of any Member that dies, dissolves or otherwise ceases to exist shall become a Non-voting Member until his or its LLC Interests have been purchased in full in accordance with Article 7 hereof. The Board may, in its sole and absolute discretion, waive the provisions of this Section 4.6 that would otherwise cause a Member to become a Non-voting Member. In accordance with
Section 7.5 hereof, the Board may admit a substitute Member as a Voting or a Non-Voting Member. Non-voting Members do not have the right to receive notice of meetings of Voting Members or to participate in such meetings.

                                       5

                              MANAGERS AND OFFICERS

         5.1 Managers. The management of the LLC's business shall be vested in the Board, which shall consist of seven Managers, all of whom must be Voting Members, LLC employees, or officers or directors of Voting Members. Unless otherwise specified in this Agreement, the Board shall act by majority vote of those Managers present at a meeting at which a quorum is present, with each Manager on the Board having one vote.

         5.2      Designation of Managers.

                  (a) For so long as the Founding Principal is employed by the LLC, then five of the Managers shall be selected or replaced by the Principals by majority vote, which vote shall be based on their direct and indirect ownership of Membership Points ("Roxbury Designees"). Upon and after the termination of the Founding Principal's employment with the LLC for any reason, three of the Managers shall be Roxbury Designees. Roxbury Designees must at all times be employees of the LLC.

                  (b) For so long as WTI, WTC or Wilmington is a Preferred Member, two of the Managers shall be selected or replaced by WTI, WTC or Wilmington ("WTI Designee"). After the termination of the Founding Principal's employment with the LLC for any reason, four of the Managers shall be WTI Designees.

         5.3 Term. The term of any Manager shall begin immediately after his election and shall last until the election of his successor or the effective date of his resignation or removal, whichever is earlier.

         5.4      Resignation or Removal of a Manager.

                  (a) Any Manager may resign by delivering to the LLC a signed notice indicating his intent to resign and the effective date of his resignation.

                  (b) The Board or the Voting Members, by Majority Vote, may remove any Manager (i) for Cause, or (ii) if the Manager becomes subject to a Disability. A Manager shall be automatically removed as such if he or she becomes a Non-voting Member. Any Person that has designated a Manager may remove the Manager, with or without Cause, using the same process that was used to appoint the Manager at any time upon prior written notice to the LLC.

         5.5 Vacancies. If a Manager should resign or be removed from the Board, the Person(s) holding the power to designate that Manager pursuant to
Section 5.2 hereof may at any time after the resignation or removal designate another Person to serve as a Manager by written notice to the LLC.

         5.6 Meetings. The Board shall hold regular quarterly meetings without call or notice at the principal office of the LLC (or at such other place as shall be determined by the Board) and at such times as the Board may from time to time determine, provided reasonable notice of the first regular meeting following any such determination is given to Managers absent at the meeting fixing regular meetings. When called by the Chairman, or by any two Managers, the Board may hold special meetings at such places and times as are designated by the Board in the call of the meeting, upon at least two Business Days' notice given by the Chairman, the Secretary or an Assistant Secretary, or by the Managers calling the meeting. Any notice required hereunder may be waived in writing by the Person to whom notice should have been sent, whether before or after the related meeting, and attendance at any meeting waives that attendee's right to any notice required hereunder unless the Person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

         5.7 Quorum. At any meeting of the Board, the presence of four or more Managers (at least one of whom shall be a WTI Designee) shall constitute a quorum. Any meeting may be adjourned from time to time by Managers holding a majority of votes present at the meeting, whether or not a quorum is present, and the meeting may be held as adjourned upon at least two Business Days' notice to all the Managers, unless notice is waived.

         5.8 Action by Consent. Any action of the Board may be taken without a meeting if all the Managers consent to the action in writing. The written consents shall be filed with the records of the meetings of the Board. Such actions by consent shall be treated for all purposes as actions taken at a meeting.

         5.9 Telephonic Meetings. Managers may participate in a meeting of the Board by means of a conference telephone or similar communications equipment provided all Managers participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

         5.10 Managers as Agents; Limitation on Power of Members. The Managers, to the extent of the powers set forth herein, are agents of the LLC for the purpose of the LLC's business, and the actions of the Managers taken in accordance with such powers shall bind the LLC. No Manager or Member in that Person's capacity as Manager or Member, acting individually, and no Managers representing less than the number of Managers necessary for Board action under Sections 5.1, 5.8, 5.9 or 5.11 hereof, may bind the LLC.

         5.11     Board Action. Notwithstanding the other provisions of this
Article 5, the approval of (a) at least one WTI Designee and (b) a majority of the Roxbury Designees shall be required for any of the following matters: (i) any determination to engage in a business other than investment management and advisory services or to change in a fundamental manner the investment methodology and strategy heretofore used by Roxbury; (ii) issuance of additional LLC Interests other than upon exercise of an option granted pursuant to an Incentive Plan; (iii) adoption of an Incentive Plan; (iv) compensation arrangements and year end payments pursuant to any such arrangements, including bonus plans, employment contracts, or severance agreements, between the LLC (or any Affiliate thereof) and any Senior Managing Director or Managing Director of the LLC; (v) hiring or termination of any Person described in Section 5.11(iv);
(vi) the LLC's annual budget; (vii) any sale, assignment or other disposition by the LLC of all or substantially all of its assets or of any interest in a Subsidiary; (viii) any consolidation or merger of the LLC with or into any other Delaware limited liability company or other business entity (as defined in Section 18-209(a) of the Delaware Act), or any dissolution of the LLC; (ix) (A) the creation or acquisition of any Subsidiary, (B) any consolidation or merger of any Subsidiary with or into any other Delaware limited liability company or other business entity (as defined in Section 18-209(a) of the Delaware Act) other than the LLC, (C) any sale by any Subsidiary of all or substantially all of its assets other than to the LLC, or (D) any liquidation, dissolution or winding up of any Subsidiary other than into the LLC; (x) any issuance of any equity securities of any Subsidiary, or any securities convertible into equity securities of any Subsidiary; (xi) any acquisition by the LLC or any Subsidiary, other than for the accounts of Clients, of any stock or assets of another entity or of capital assets, in a single transaction or a series of related transactions in any 12-month period, for an aggregate purchase price in excess of $300,000; (xii) any incurrence by the LLC and its Subsidiaries, on a combined basis, of debt (including undrawn amounts under any credit facility) in excess of $250,000;
(xiii) grants of options by the LLC to purchase Common Interests or grants of participation in the Profit Sharing Plan; (xiv) the resolution of third party claims involving an amount, including expenses, in excess of $250,000; (xv) the resolution of material disputes with any governmental, administrative or regulatory body, agency or similar entity; (xvi) any amendment to, or termination by the LLC of, an Investment Advisory Agreement; (xvii) making a determination pursuant to Section 6.3(c); (xviii) any transfer of a Common Interest to a Person other than a Permitted Transferee or Related Entity; and
(xix) whether a transferee of a Common Interest (whether or not a Permitted Transferee or Related Entity) shall have voting rights.

         5.12 Approval of Annual Budget. Subject to Section 5.11(vi) hereof, the Board alone shall have the power to approve the annual budget of the LLC. If the annual budget of the LLC is not approved in its entirety by the Board under this Section, the Board shall approve the budget to the extent of those items on which there is agreement and shall continue to negotiate in good faith until all items of the budget are agreed upon.

         5.13 Officers. The Board may appoint agents and employees of the LLC who are designated as officers of the LLC (the "Officers"). The Officers of the LLC shall include a Chairman (who must be a Manager), a President and a Secretary and may include a Vice-Chairman (who must be a Manager), Chief Operating Officer, Chief Investment Officer and Treasurer, one or more Senior Managing Directors, Managing Directors, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Assistant Secretaries and such other Officers with such titles as may be approved by the Board. Subject to Section 5.11, the Board may remove any Officer at any time, for any reason, in its sole and absolute discretion. The Officers shall be agents of the LLC, authorized to execute and deliver documents and take other actions on behalf of the LLC, subject to the direction of the Board, and to have such other duties as may be approved by the Board; provided, however, that the delegation of any such power or authority to the Officers shall not limit in any respect the power and authority of the Board to take such actions (or any other action) on behalf of the LLC as provided in this Agreement. The Secretary shall record the actions of the Board, certify this Agreement and any related document or instrument, certify resolutions of the Board, incumbency and other matters of the LLC, and have such other ministerial duties as may be specified by the Board from time to time.

         5.14     Powers of the Board; Powers of Officers.

                  (a) Subject to the provisions of this Agreement requiring the approval of the Members, the Board's powers on behalf and in respect of the LLC shall be all powers and privileges permitted to be exercised by managers of a limited liability company under the Delaware Act, including, without limitation, Section 18-402 of the Delaware Act.

                  (b) Subject to Section 5.11 hereof and except to the extent that this Agreement requires the Board to vote on a matter, the Board may delegate any of its powers to the Officers of the LLC or any one or more of them.

                  (c) Subject to the limitation set forth in Section 5.14(b), the Board hereby delegates to the Officers of the LLC the respective powers delegated to comparable officers of a corporation under the Delaware General Corporation Law, subject to the powers of a board of directors of a corporation under such Delaware law; provided, however, that the Board reserves the right to rescind the delegation of any such powers at any time in the sole and absolute discretion of the Board.

         5.15 Reimbursement. The LLC shall reimburse each Manager for all reasonable and necessary out-of-pocket expenses incurred by such Manager on behalf of the LLC according to such terms as shall be approved by the Board. The Board's sole determination of which expenses may be reimbursed to a Manager and the amount of such expenses shall be conclusive. Such reimbursement shall be treated as an expense of the LLC that shall be deducted in computing Profits and Losses and shall not be deemed to constitute a distributive share of Profits or a distribution or return of capital to the Manager.

         5.16 Duties of Managers. To the extent that, at law or in equity, a Manager has duties (including fiduciary duties) and liabilities relating thereto to the LLC or to any Member, a Manager acting under this Agreement shall not be liable to the LLC or to any Member for his or her good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Manager otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Manager.

         5.17     Fiduciary Duties.

                  (a) Unless otherwise expressly provided herein, (i) whenever a conflict of interest exists or arises between Managers, or (ii) whenever this Agreement or any other agreement contemplated herein or therein provides that a Manager shall act in a manner that is, or provides terms that are, fair and reasonable to the LLC or any Member, the Manager shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including his or her own interest or the interests of his or her employer) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Manager, the resolution, action or term so made, taken or provided by the Manager shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Manager at law or in equity or otherwise.

                  (b) Whenever in this Agreement a Manager is permitted or required to make a decision (i) in his or her "discretion" or under a grant of similar authority or latitude, the Manager shall be entitled to consider such interests and factors as he or she desires, including his or her own interests or the interests of his or her employer, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the LLC or any other person, or (ii) in "good faith" or under another express standard, the Manager shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

                                       6

                         CAPITAL CONTRIBUTIONS; CAPITAL
                      ACCOUNTS; DISTRIBUTIONS; ALLOCATIONS

         6.1      Capital Contributions.

                  (a) Each Member has contributed to the capital of the LLC, or as a result of acquiring an LLC Interest has succeeded to, the amount set forth opposite his or its name under the column labeled "Capital Account" on
Schedule 1.

                  (b) No Member shall be required to make any additional capital contributions to the LLC.

         6.2      Capital Accounts.

                  (a) Each Member shall have a Capital Account on the books of the LLC, which shall not bear interest.

                  (b) Except as provided in Section 12.3(a)(ii) hereof, no Member has the right to demand a return of such Member's capital contributions (or the balance of such Member's Capital Account). Further, no Member has the right (i) to demand and receive any distribution from the LLC in any form other than cash or (ii) to bring an action of partition against the LLC or its property.

         6.3      Distributions.

                  (a) Except as provided in Section 6.3(f), within 90 days after the end of each Fiscal Year, the Board shall cause to be distributed:

                           (i) First, subject to Section 6.3(c), to the Preferred Members in proportion to their respective numbers of Preferred Membership Points, (A) the lesser of Pre-Tax Net Income or [*] of all Revenues of the LLC for that Fiscal Year, plus (B) Wilmington Fund Revenue for that Fiscal Year, less (C) amounts paid for that Fiscal Year to LLC employees pursuant to the Profit Sharing Plan (collectively, the "Preferred Member Revenue Share"); and


* CONFIDENTIAL TREATMENT REQUESTED

                           (ii) Thereafter, Free Cash Flow for that Fiscal Year shall be distributed to the Class A Members in proportion to their respective numbers of Class A Common Membership Points for such Fiscal Year.

                  (b) Notwithstanding the provisions of Section 6.3(a), the Board shall make estimated distributions described by Section 6.3(a) to Members each quarter. To the extent the Board makes any distributions with respect to any Fiscal Year prior to the end of that Fiscal Year, the priority of distributions shall be in accordance with Section 6.3(a). All such distributions shall be deemed advances against the distributions required by Section 6.3(a). In the event that any such estimated distributions to any Member for any Fiscal Year are determined to exceed the distributions to which such Member is entitled under Section 6.3(a) for such Fiscal Year, such Member shall be required to repay, without interest, any excessive distribution within thirty (30) days of being notified in writing that the payment was excessive and must be repaid to the LLC.

                  (c) If the Board determines that it is not possible to distribute all or part of the Preferred Member Revenue Share for any Fiscal Year because such a distribution would materially impair the LLC's ability to operate, the LLC shall execute a promissory note, without interest, which provides for payment within the subsequent 12 months of the unpaid portion of such Preferred Member Revenue Share and there shall be no distributions pursuant to Section 6.3(a) or (b) for that Fiscal Year or any subsequent Fiscal Year until such promissory note and the promissory note in the principal amount of $[*] dated August 1, 2003 issued to WTI by the LLC are paid in full. Notwithstanding anything herein to the contrary, the issuance of promissory note(s) to the Preferred Members under this Section 6.3(c) for any Fiscal Year shall not diminish or affect in any way the Preferred Members' right to a distribution of the Preferred Member Revenue Share under Section 6.3(a)(i) for any subsequent Fiscal Year.

                  (d) All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution or allocation to the Members hereunder shall be treated as amounts actually distributed to the Members pursuant to this Section 6.3 for all purposes of this Agreement. The LLC is authorized to withhold from distributions or with respect to allocations to the Members and to pay over to any Federal, state or local government any amounts required to be so withheld pursuant to the Code or any provision of any other Federal, state or local law and shall allocate such amounts to those Members with respect to which such amounts were withheld.

                  (e) Notwithstanding any provision to the contrary contained in this Agreement, the LLC shall not make a distribution to any Member on account of its LLC Interest if such distribution would (i) cause such Member to have an Adjusted Capital Account Deficit, or (ii) violate Section 18-607 of the Delaware Act or other applicable law.

                  (f) Notwithstanding the provisions of Section 6.3(a), in the event of a sale of all or substantially all of the assets of the LLC, or a deemed sale of assets in


* CONFIDENTIAL TREATMENT REQUESTED
connection with the liquidation of the LLC, the proceeds thereof shall be distributed as provided in Section 12.3(a).

         6.4      Allocation of Profits and Losses.

                  (a) After giving effect to the special allocations provided in Section 6.5 hereof, and except as otherwise provided in Section 6.4(b) hereof, Profits for any Fiscal Year shall be allocated to the Members as follows:

                           (i)      First, to the Preferred Members in
         proportion to their respective number of Preferred Membership Points in an amount equal to the Preferred Member Revenue Share distributable to the Preferred Members with respect to such Fiscal Year;

                           (ii) Thereafter, to the Class A Members in proportion to their respective numbers of Class A Common Membership Points for such Fiscal Year.

                  (b) Notwithstanding the provisions of Section 6.4(a) hereof, Profits from the sale of all or substantially all of the assets of the LLC, and Profits from a deemed sale of assets in connection with the liquidation of the LLC, shall be allocated among the Members as follows:

                           (i) First, such Profits shall be allocated to the Preferred Members in proportion to their respective numbers of Preferred Membership Points to the extent that the cumulative Losses that have been allocated to the Preferred Members under Section 6.4(c) hereof exceed the cumulative Profits that have previously been allocated to the Preferred Members under Section 6.4(b);

                           (ii) Second, an amount of such Profits equal to two-thirds (2/3) of the Purchase Price (as such term is defined in the LLC Interest Purchase Agreement) shall be allocated to the Class A Members in proportion to their respective numbers of Class A Common Membership Points; and;

                           (iii) Thereafter, an amount of such Profits equal to the Historic Preferred Share of such Profits (after reduction for the amounts allocated to Members under Section 6.4(b)(i) above) shall be allocated to the Preferred Members in proportion to their respective numbers of Preferred Membership Points and the remainder of such Profits shall be allocated to the Class A Members in proportion to their respective numbers of Class A Common Membership Points.

For purposes of this Section 6.4(b), the "Historic Preferred Share" shall be equal to a fraction, the numerator of which is the cumulative amount distributed plus any other amounts distributable to the Preferred Member, pursuant to
Section 6.3(a)(i) hereof, without duplication, for the five Fiscal Years immediately preceding the year in which the sale or deemed sale of assets occurs and the denominator of which is the cumulative amount of all distributions made to Members in accordance with Section 6.3 hereof for the same period.

                  (c) All Losses shall be allocated to the Preferred Members in proportion to their respective numbers of Preferred Membership Points. However, no allocation shall be made under this Section 6.4(c) to the extent it causes a Preferred Member to have an Adjusted Capital Account Deficit.

         6.5      Special Allocations.

                  (a) If and to the extent that any employee or Principal of the LLC or an Affiliate recognizes or is deemed to recognize any item of income or gain pursuant to Code Section 83 by virtue of any transaction or deemed transaction between any Member and such employee, then any resulting item of loss recognized by the LLC or deduction to which the LLC is entitled shall be specially allocated to such Member.

                  (b) The provisions of the Treasury Regulations promulgated under Code Section 704(b) relating to the qualified income offset, minimum gain chargeback, minimum gain chargeback with respect to nonrecourse debt, the allocation of nonrecourse deductions and the allocation of items of deduction, loss or expenditure relating to nonrecourse debt are hereby incorporated by this reference and shall be applied to the allocation of items of income, gain, loss or deduction of the LLC in the manner provided in such Treasury Regulations. However, the Members do not intend that the "deficit restoration obligation" described in Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations be incorporated by reference herein.

                  (c) In the event that items of income, gain, loss or deduction are allocated to one or more Members pursuant to Section 6.5(b) above, subsequent items of income, gain, loss or deduction will first be allocated (subject to the provisions of Section 6.5(b)) to the Members in a manner designed to result in each Member having a Capital Account balance equal to what it would have been had the original allocation of Profits or Losses, or items thereof pursuant to Section 6.5(b) not occurred.

         6.6      Tax Allocations: Code Section 704(c).

                  (a) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the LLC shall, solely for tax purposes, be allocated among the Class A Members so as to take account of any variation between the adjusted basis of such property to the LLC for federal income tax purposes and its initial Carrying Value at the time of its contribution to the LLC.

                  (b) Allocations of income, gain, loss and deduction with respect to any asset revalued in accordance with Treasury Regulations under Code
Section 704 shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Carrying Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder and as required by Section 1.704-1(b)(2)(iv)(g) of the Treasury Regulations.

                  (c) Any elections or other decisions relating to allocations described in paragraphs (a) or (b) of this Section 6.6 shall be made by the Members in any manner that reasonably reflects the purposes and intention of this Agreement. Allocations pursuant to this Section 6.6 are solely for purposes of federal, state and local taxes and shall not affect, nor in any way be taken into account in computing, any Class A Member's Capital Account or share of Profits, Losses or other items or distributions pursuant to any provision of this Agreement.

         6.7 Proration for Partial Years. In the event (a) the Membership Points of any Common Member shall be adjusted, by Transfer or otherwise, during any Fiscal Year or (b) any Common Member shall be admitted to the LLC during any Fiscal Year, any distributions and any allocations to such Member pursuant to this Article 6 shall be made based on the average of the Member's Membership Points for such Fiscal Year, determined on a monthly basis. For example, if in the months of January through July of a Fiscal Year (i.e., seven months) a Common Member owned nine Class A Membership Points, and in the months of August through December of such Fiscal Year (i.e., five months) the Member owned three Class A Membership Points, the distributions and allocations to such Member pursuant to this Article 6 would be based on an LLC Interest calculated as follows:

                    (7 x 9) + (5 x 3) = 6.5 Membership Points
                    -----------------
                           12

                                       7

                TRANSFER OF LLC INTERESTS, PUT AND CALL OPTIONS,
             MANDATORY PURCHASES AND ADMISSION OF ADDITIONAL MEMBERS

         7.1      Assignability of Interests.

                  (a) Except as otherwise provided in this Article 7, no LLC Interest of a Member may be sold, assigned, transferred, pledged, hypothecated, gifted, exchanged, optioned, liened or encumbered (each, a "Transfer") and no Transfer in violation of this Agreement shall be binding upon the LLC.

                  (b) A Member may transfer all or any portion of its or his LLC Interest (i) to any one or more Permitted Transferees or Related Entities who agree to be bound by the terms and conditions of this Agreement, or
(ii) upon obtaining the prior approval of the Board in accordance with Section
5.11 hereof, to any other Person who agrees to be bound by the terms and conditions of this Agreement; provided, however, that notwithstanding anything contained in this Agreement to the contrary, the transferring Member shall retain the right to vote with respect to LLC Interests Transferred unless (A) the transferee is WTI, WTC, Wilmington or an officer of the LLC, (B) the Transfer is pursuant to an Option Agreement, or (C) the transferee is approved by the Board as a Voting Member.

                  (c) In addition to Transfers permitted under Section 7.1(b), certain Members, including Permitted Transferees of Principals, may exercise Puts in accordance with Section 7.2 and certain Members are required to make sales in accordance with Section 7.3, in accordance with the terms of such Sections.

         7.2      Put Options.

                  (a) On or before February 28 of each year, the LLC shall notify all Class A Members of the LLC Value as of December 31 of the immediately preceding year.

                  (b) Subject to the terms, conditions and limitations of this Section 7.2, each Principal and Roxbury may exercise an option to sell to Wilmington all or any portion of his or its LLC Interest (each such Put to Wilmington being referred to as a "Put"). Upon exercise of a Put under this
Section 7.2(b), Wilmington shall thereupon become obligated to purchase the LLC Interest as to which the Put has been exercised.

                  (c) Notwithstanding anything contained in Section 7.2(b) to the contrary, unless otherwise agreed to by Wilmington: (i) neither a Principal nor Roxbury may exercise a Put prior to the fifth anniversary of the Commencement Date; and (ii) a Put may not be exercised with respect to LLC Interests acquired on exercise of an Option Agreement unless such LLC Interests have been held for at least six months (other than after a Change of Control or in an amount with a Put Price equal to the dollar amount of the maximum federal, state and local tax rates applicable to the exercise of such Option Agreement).

                  (d) A Member may exercise a Put if, on or before March 15 of any year, Wilmington receives an irrevocable notice of exercise of the Put to Wilmington substantially in the form of Exhibit A hereto (the "Put Notice") stating that it or he is electing to exercise the Put and specifying the LLC Interest to be sold pursuant to the Put. On or before the first day of April after receipt of a Put Notice (or the next succeeding Business Day if such April 1 is not a Business Day), and subject to the limitations set forth in Section 7.2(c) hereof, Wilmington shall purchase from the Member the LLC Interest set forth in the Put Notice. At the closing of the exercise of a Put, Wilmington shall deliver the Put Price to the Member by certified check or wire transfer of immediately available funds against delivery of such documents or instruments of transfer as Wilmington may reasonably request.

                  (e) On the last day of the month in which a Put is exercised by a Member, such Member shall cease to have any rights as a Member with respect to the LLC Interest so Put other than (i) the right to receive the Put Price on the Purchase Closing Date and (ii) the right to receive distributions and allocations with respect to such LLC Interest through the Purchase Closing Date. For example, this means that the LLC Interests to be purchased shall not have any voting rights during such period.

                  (f) In the event of a Change of Control, a Member may send a Put Notice at any time during the fifteen months following the Change of Control, and the restrictions of Section 7.2(c)(i) shall not apply to such Put, in which case the LLC Value shall be determined as of December 31 immediately prior to the date of the Put Notice and the Purchase Closing Date shall be 60 days following delivery of the Put Notice (or the next succeeding Business Day if such date is not a Business Day).

         7.3 Purchase on Occurrence of an Extraordinary Event or a Wilmington Call.

                  (g) The provisions set forth in Section 7.3(b) shall apply to the purchase and sale of an LLC Interest of a Principal or a Related Holder of such Principal following the Principal's (i) death; (ii) Disability;
(iii) Retirement; (iv) termination of employment by the LLC without Cause; (v) voluntary termination of employment with the LLC for Good Reason; (vi) a transfer of LLC Interests required by operation of law; or (vii) other involuntary transfers of an LLC Interest (all hereafter referred to as "Extraordinary Events"). Notwithstanding anything herein to the contrary, if an Extraordinary Event occurs that causes or permits a Person to become a Principal for the first time as a result of accelerated exercisability of vested options under an Option Agreement, the provisions of this Section 7.3(a) shall be effective immediately as if such Person were a Principal at the time the Extraordinary Event occurred.

                  (h) In the event of an Extraordinary Event, Wilmington shall be obligated to purchase from such Principal Entities, and such Principal Entities shall be obligated to sell to Wilmington, all of such Principal Entities' LLC Interests at a purchase price equal to the Put Price thereof.

                           (i) If the Extraordinary Event occurs between January 1 and June 30 of any calendar year, the Purchase Closing Date under this Section 7.3(b) shall be on April 1 (or if April 1 is not a Business Day, the next succeeding Business Day) of the year following the year of the date of the Extraordinary Event, at which time Wilmington shall deliver to such Principal Entities the purchase price by certified check or wire transfer of immediately available funds. If the Extraordinary Event occurs between July 1 and December 31 of any calendar year, the Purchase Closing Date under this Section 7.3(b) shall be on April 1 (or if April 1 is not a Business Day, the next succeeding Business Day) of the second year following the year of the date of the Extraordinary Event, at which time Wilmington shall deliver to such Principal Entities the purchase price by certified check or wire transfer of immediately available funds. On a date mutually agreed between Wilmington and the selling Principal Entities but in any event not later than 60 days after the date on which such Extraordinary Event occurs, Wilmington shall deliver to the Principal Entities the Advance Payment by certified check or wire transfer of immediately available funds against delivery of such documents or instruments of transfer as may be reasonably requested by Wilmington transferring 75% of the LLC Interests to be purchased pursuant to this Section 7.3(b) to Wilmington. In addition, on the Purchase Closing Date, such Principal Entities shall deliver to Wilmington such documents or instruments of transfer as may be reasonably requested by Wilmington transferring the remaining 25% of the LLC Interests to be purchased pursuant to this
         Section 7.3(b) to Wilmington, and (i) if the Put Price exceeds the Advance Payment, Wilmington shall deliver to such Principal Entities the excess of the Put Price over the Advance Payment by certified check or wire transfer of immediately available funds, and (ii) if the Advance Payment exceeds the Put Price, such Principal Entities shall deliver to Wilmington the excess of the Advance Payment over the Put Price by certified check or wire transfer of immediately available funds.

                  (i) Within 90 days following the termination of a Principal's employment with the LLC (other than because of an Extraordinary Event), Wilmington may exercise the right to purchase from such Principal Entities all or a portion of such Principal Entities' LLC Interests (a "Wilmington Call"). The purchase price for any LLC Interest subject to a Wilmington Call shall be the Call Price.

                  (j) A Wilmington Call may be exercised by delivering to each appropriate Person a written notice signed by Wilmington in substantially the form of Exhibit B hereto (the "Wilmington Call Notice") stating that it is exercising the Wilmington Call and any LLC Interest with respect to which the Wilmington Call is being exercised. On April 1 of the year following the year in which the Wilmington Call Notice is delivered (or if such April 1 is not a Business Day, the next succeeding Business Day), each Person whose LLC Interest is subject to the Wilmington Call shall sell to Wilmington the LLC Interest (or portion thereof) set forth in the Wilmington Call Notice. At the closing of the exercise by Wilmington of a Wilmington Call, Wilmington shall deliver the purchase price by certified check or wire transfer of immediately available funds against delivery of such documents or instruments of transfer as may be reasonably requested by Wilmington.

                  (k) On the last day of the month in which an Extraordinary Event occurs or in which a Wilmington Call is exercised, each Person whose LLC Interests have been called or who has experienced the Extraordinary Event, or his or her estate, as the case may be, shall cease to have any rights as a Member with respect to the LLC Interests being purchased, other than (i) the right to receive the Advance Payment, the Initial Put Price, the Subsequent Put Price or the Call Price, as the case may be, and (ii) the right to receive distributions and allocations with respect to such LLC Interests through the date on which such LLC Interests are transferred to Wilmington. For example, this means that the LLC Interests to be purchased shall not have any voting rights during such period.

         7.3 LLC Interests Subject to Option Rights. If any LLC Interests purchased by Wilmington pursuant to Sections 7.2 or 7.3 are subject to the rights of an individual who has been granted the option to purchase such LLC Interests pursuant to an Option Agreement, that option holder shall retain all rights granted by that Option Agreement.

         7.4 Substitute Members. Any Transfer of LLC Interests (other than a transfer by WTI to a Permitted Transferee, a transfer pursuant to this Article 7 or a transfer as a result of the exercise of rights to acquire LLC Interests under an Option Agreement) shall, nevertheless, not entitle the transferee, unless already a Member, to become a Member or to be entitled to exercise or receive any of the rights, powers or benefits of a Member other than the right to share in such profits and losses, to receive distributions and allocations of income, gain, loss, deduction, credit or similar item to which the transferor Member would otherwise be entitled, to the extent assigned, unless the transferor Member designates, in a written instrument delivered to the Board, its transferee to become a substitute Member and the Board, in its sole and absolute discretion, consents to the admission of such transferee as a Non-voting Member; provided, however, that such transferee shall not become a substitute Member without having first executed an instrument reasonably satisfactory to the Board accepting and agreeing to the terms and conditions of this Agreement, including a counterpart signature page to this Agreement, and without having paid to the LLC a fee sufficient to cover all reasonable expenses of the LLC in connection with such transferee's admission as a substitute Member, and provided further that, upon the admission of such transferee as provided herein, such admission shall be reflected upon the books and records of the LLC, including Schedule 1 to this Agreement.

         7.5 Recognition of Transfer by LLC. No Transfer of a Member's LLC Interest, or any part thereof, that is in violation of this Article 7 shall be valid or effective, and neither the LLC nor the Members shall recognize the same for the purpose of making distributions pursuant to Articles 6 or 12 hereof with respect to such transferred LLC Interest or part thereof. Neither the LLC, any member of the Board nor any Member shall incur any liability as a result of refusing to make any such distributions to the transferee of any such invalid Transfer.

         7.6 Effective Date of Transfer; Order of Puts, Calls and Purchases Under Section 7.3(b).

                  (a) Any valid Transfer of a Member's LLC Interest, or part thereof, pursuant to Sections 7.1, 7.2, 7.3 or 7.5 shall be effective as of the close of business on the last day of the calendar month in which such Transfer occurs. Upon the valid transfer of a Member's LLC Interest, such Person shall cease to be a Member, and the books and records of the LLC, including
Schedule 1 to this Agreement, shall reflect such event.

                  (b) With respect to Sections 7.2 and 7.3 hereof, the first to occur of (i) the delivery of a Put Notice under Section 7.2(d) or (f),
(ii) the occurrence of the first Extraordinary Event under Section 7.3(a) or
(iii) the delivery of a Wilmington Call Notice under Section 7.3(d), shall govern the rights and obligations of the parties with respect to the Common Interests subject to the Put Notice or the Wilmington Call Notice, or the Common Interests to be purchased under Section 7.3(b), as the case may be.

         7.7 Indemnification. In the case of a Transfer or attempted Transfer of an LLC Interest that has not received the consents required by this
Article 7, the parties engaging or attempting to engage in such Transfer shall, to the fullest extent permitted by law, indemnify and hold harmless the LLC and the other Members from all costs, liabilities and damages that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and lawyers' fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

         7.8      Issuance of Additional LLC Interests.

                  (a) Subject to Sections 5.11, 7.1 and 7.5 hereof, the Board may admit new Members to the LLC, issue additional LLC Interests and, pursuant to a written plan adopted and approved by the Board under Section 5.11 (an "Incentive Plan") issue Common Interests, or grant options to purchase Common Interests. As a condition to the admission of a new Member, such Member must become a party to this Agreement by signing a counterpart signature page to this Agreement and an agreement containing the representations and warranties set forth in Exhibit C.

                  (b) Upon the issuance of additional LLC Interests to a Member, the LLC shall make the appropriate revisions to Schedule 1 hereto to reflect the additional LLC Interests issued to the Member and identifying the Member, other than Roxbury or any entity consolidated with Wilmington for Federal income tax purposes, as a Principal.

                  (c) Upon the issuance of additional Common Interests pursuant to an Incentive Plan or otherwise, the percentage "[*]" set forth in
Section 6.3(a)(i) hereof and used to calculate the Preferred Member Revenue Share shall be reduced in an amount and in a manner agreed to by Members holding a majority of the outstanding Preferred Membership Points and Members holding a majority of the outstanding Class A Common Membership Points to reflect the parties' agreement that any such issuance of Common Interests will dilute the ownership of the LLC represented by the Preferred Interests as well as the Common Interests. See an example in Exhibit D.

         7.9 Assignment of Wilmington's Rights and Obligations. Wilmington may assign any or all of its rights and/or delegate any or all of its obligations under Sections 7.2 and 7.3 hereof to WTC or WTI, provided, that in the case of any such assignment or delegation, Wilmington shall remain obligated therefor.

                                       8

                                BOOKS AND RECORDS

         8.1      Books, Records and Financial Statements.

  The Board shall designate an appropriate employee of the LLC to prepare and maintain, or cause to be prepared and maintained, the books of account of the LLC. Such books of account and all financial records of the LLC shall be kept at the LLC's office located at 100 Wilshire Boulevard, Suite 600 Santa Monica, California 90401. A Member shall have the right to examine the books and records of the LLC at a reasonable time and for purposes reasonably related to the Member's interest as a Member. Such Person shall also cause the following documents to be transmitted at the times hereinafter set forth:

                  (a) to each Member, as soon as available and in any event within 100 days after the end of each Fiscal Year of the LLC, a balance sheet, income statement, cash flow statement and statement of capital accounts of the LLC as of the end of such Fiscal Year, all of which shall be audited by the LLC's accountants;


* CONFIDENTIAL TREATMENT REQUESTED

                  (b) to each Member, as soon as available and in any event within 30 days after the end of each quarter of each Fiscal Year of the LLC (other than the fourth quarter), a balance sheet, income statement, cash flow statement and statement of capital accounts of the LLC as of the end of such quarter;

                  (c) to each Member, as soon as available from the LLC's accountants, the annual Federal and state income tax return of the LLC and a Schedule K-1 indicating its taxable income or loss for such Fiscal Year;

                  (d) to each Member, ten days prior to the date on which any Federal or state quarterly estimated tax payments are due, a schedule setting forth the LLC's estimated taxable income allocable to each Member for such Fiscal Year; and

                  (e) to WTI, within 10 Business Days after the end of each quarter, an estimate of the net income of the LLC for the year-to-date period through the end of such quarter.

         8.2 Accounting Method. All records shall be maintained in accordance with generally accepted accounting principles in a consistent manner and shall reflect all LLC transactions and be appropriate and adequate for the LLC's business.

                                       9

                                      TAX

         9.1      Tax Matters Member.

                  (a) The Founding Principal is hereby designated as the initial tax matters Member of the LLC (the "Tax Matters Member") for purposes of Code Section 6231(a)(7) and shall have the power to manage and control, on behalf of the LLC, any administrative proceeding at the LLC level with the Internal Revenue Service relating to the determination of any item of LLC income, gain, loss, deduction or credit for federal income tax purposes.

                  (b) The Tax Matters Member shall, within 10 days of the receipt of any notice from the Internal Revenue Service in any administrative proceeding at the LLC level relating to the determination of any LLC item of income, gain, loss, deduction or credit, mail a copy of such notice to each Member.

                  (c) The Board may at any time hereafter designate a new Tax Matters Member.

         9.2 Section 754 Election. The Board has made, on behalf of the LLC, an election in accordance with Code Section 754, to adjust the bases of LLC property in the case of a distribution of property within the meaning of Code
Section 734 and, in the case of a transfer of an LLC interest within the meaning of Code Section 743. Each Member shall, upon request of the Board, supply the information necessary to give effect to such an election. The Board may revoke such election on behalf of the LLC upon obtaining the required consent of the applicable IRS District Director and complying with all requirements of the Code and the Treasury Regulations; provided, however, that no such revocation may be made if it would have an adverse effect on WTI, WTC or Wilmington without the prior written consent thereof.

                                       10

                   LIABILITY, EXCULPATION AND INDEMNIFICATION

         10.1     Liability.

                  (a)      Except as otherwise expressly provided in this
Article 10 or in Section 9.1 of the LLC Interest Purchase Agreement, the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the LLC, and no Member shall be obligated personally for any such debt, obligation or liability of the LLC solely by reason of being a Member.

                  (b)      Except as otherwise expressly provided in this
Article 10 or in Section 9.1 of the LLC Interest Purchase Agreement, a Member, in his capacity as such, shall have no liability in excess of (i) the amount of such Member's capital contributions; (ii) such Member's share of any assets and undistributed Profits of the LLC; and (iii) the amount of any distributions wrongfully distributed to such Member.

         10.2     Exculpation.

                  (a) No Officer or Manager shall be liable to the LLC or any Member for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Officer or Manager in good faith on behalf of the LLC and in a manner reasonably believed to be within the scope of authority conferred on such Officer or Manager, except that an Officer or Manager shall be liable for any such loss, damage or claim incurred by reason of such Officer's or Manager's bad faith, gross negligence, reckless disregard of his duties hereunder, willful misconduct or breach of the provisions of this Agreement.

                  (b) An Officer or Manager shall be fully protected in relying in good faith upon the records of the LLC and upon such information, opinions, reports or statements presented to the LLC by any person as to matters the Officer or Manager reasonably believes are within such person's professional or expert competence and who has been selected with reasonable care by or on behalf of the LLC (including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or net cash flow or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid).

         10.3 Indemnification. To the fullest extent permitted by applicable law, the LLC shall indemnify each of its Officers and Managers for any loss, damage or claim incurred by any such Officer or Manager by reason of any act or omission performed or omitted by such Officer or Manager in good faith on behalf of the LLC and in a manner reasonably believed to be within the scope of authority conferred on such Officer or Manager by this Agreement, except that no Officer or Manager shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Officer or Manager by reason of bad faith, gross negligence, reckless disregard of his duties hereunder, willful misconduct or breach of the provisions of this Agreement with respect to such acts or omissions; provided, however, that (i) any indemnity under this Section 10.3 shall be provided out of and to the extent of LLC assets only, and no Member shall have any personal liability on account thereof; and (ii) nothing contained herein shall limit any indemnification or other rights of the LLC or any Member under the LLC Interest Purchase Agreement or any of the documents referred to or incorporated therein.

         10.4 Expenses. To the fullest extent permitted by applicable law, the LLC shall advance to an Officer or Manager any expenses (including legal fees) incurred by such Officer or Manager in defending any claim, demand, action, suit or proceeding (such advance to be made prior to the final disposition of such claim, demand, action, suit or proceeding), including, without limitation, claims, demands, actions, suits or proceedings with respect to which such Officer or Manager is alleged to have not met the applicable standard of conduct or is alleged to have acted or failed to act in a manner which, if such allegations were true, would not entitle such Officer or Manager to indemnification under this Agreement, upon receipt by the LLC of an undertaking by or on behalf of such Officer or Manager to repay such amount if it shall be determined that such Officer or Manager is not entitled to be indemnified as authorized in Section 10.3 hereof.

                                       11

                                CERTAIN COVENANTS

         11.1     Compliance with Laws; Maintenance.

                  (a) The LLC and its Subsidiaries shall (and the Board shall cause the LLC and its Subsidiaries to) comply in all material respects with all laws and regulations applicable to the LLC and its Subsidiaries, including, without limitation, all laws and regulations applicable to the LLC and its Subsidiaries as a registered investment adviser and an Affiliate of a bank or a thrift or bank holding company.

                  (b) The LLC and its Subsidiaries shall maintain in full force and effect their limited liability company or other existence, rights and franchises and all other rights, licenses and registrations owned or possessed by them and deemed by the LLC to be necessary to the conduct of their respective businesses.

                  (c) Any options to purchase LLC Interests granted by Roxbury shall be granted in compliance with all statutes, rules and regulations governing the issuance of securities.

                    DISSOLUTION, LIQUIDATION AND TERMINATION

         12.1 Events Causing Dissolution. The LLC shall be dissolved and its affairs shall be wound up only upon the occurrence of any of the following events:

                  (a)      the determination of the Board (subject to Section
5.11 hereof) and the Majority Vote of the Voting Members; or

                  (b)      the entry of a decree of judicial dissolution under
Section 18-802 of the Delaware Act.

                  With the exception of any event set forth in this Section 12.1, the Company shall not be dissolved by any other event or vote set forth in
Section 18-801 of the Delaware Act.

         12.2     Notice of Dissolution.

  Upon the dissolution of the LLC, the person or persons appointed to carry out the winding up of the LLC (the "Liquidating Trustee") shall promptly notify the Members of such dissolution.

         12.3     Liquidation.

                  (a) The proceeds of liquidation shall be distributed, as realized, in the following order and priority:

                           (i) to creditors of the LLC, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the LLC (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for distributions to Members; and

                           (ii) the remaining proceeds of liquidation shall be distributed among the Members in accordance with their positive Capital Account balances, after adjusting such Capital Accounts in accordance with Article 6 for the allocation of Profits or Losses resulting from the termination and liquidation of the LLC; provided, however, that such proceeds shall be distributed first to the Preferred Members until they have received an amount equal to the positive balance of their respective Capital Accounts (as so adjusted) and then, if there are proceeds remaining after the distribution to the Preferred Members, to the Common Members in proportion to their respective positive Capital Account balances.

                  (b) If the Liquidating Trustee shall determine that it is not feasible to liquidate all of the assets of the LLC, then the Liquidating Trustee shall cause the Fair Market Value of the assets not so liquidated to be determined. Any unrealized appreciation or depreciation with respect to such assets shall be allocated among the

Members in accordance with Article 6 as though the property were sold for its Fair Market Value and distribution of any such assets in kind to a Member shall be considered a distribution of an amount equal to the assets' Fair Market Value for purposes of Article 6 and this Article 12.

                  (c) No Member shall have the right to demand or receive property other than cash upon dissolution and termination of the LLC.

         12.4 Termination. The LLC shall terminate when all of the assets of the LLC, after payment of or due provision for all debts, liabilities and obligations of the LLC, shall have been distributed to the Members in the manner provided in this Article 12, and the Certificate shall have been canceled in the manner required by the Delaware Act.

         12.5 Claims of the Members. For purposes of this Article 12, the Members shall look solely to the LLC's assets for the return of their capital contributions and, if the assets of the LLC remaining after payment of or due provision for all debts, liabilities and obligations of the LLC are insufficient to return such capital contributions, the Members shall have no recourse against the LLC or any other Member.

                                       13

                              INTENTIONALLY DELETED

                                       14

                                  MISCELLANEOUS

         14.1 Amendments. Subject to Section 5.11 hereof and the next succeeding sentence of this Section 14.1, any amendment to this Agreement shall be adopted and be effective as an amendment hereto if it is approved by both (a) Common Members holding at least 80% of the outstanding Class A Common Membership Points and (b) Preferred Members holding a majority of the outstanding Preferred Membership Points. Notwithstanding the foregoing, the Board may amend this Agreement, without the vote or approval of the Members, to (i) reflect a change in the name of the LLC, (ii) cure any ambiguity or correct or supplement any provision hereof that may be inconsistent with any other provision hereof, or to correct any printing, stenographic or clerical errors or omissions and (iii) amend or restate the Certificate.

         14.2     Notices.

                  (a) All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be sent as provided below:

                           If to WTI, Wilmington or WTC, to:

                           Rodney Square North
                           1100 North Market Street
                           Wilmington, DE 19890
                           Attention: David R. Gibson, Chief Financial Officer

                           If to Roxbury or a Principal, to:

                           100 Wilshire Boulevard, Suite 600
                           Santa Monica, California  90401

                  (b) All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 14.2, (i) shall be effective upon delivery if delivered personally against proper receipt and (ii) shall be effective upon delivery if sent (A) by certified or registered mail with postage prepaid or (B) by Federal Express or similar courier service with courier fees paid by the sender. The parties hereto may from time to time change their respective addresses for the purposes of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given unless it has been sent and received as provided in this Section 14.2.

         14.3 Waivers. Any waiver of any term or condition or of the breach of any covenant, representation or warranty of this Agreement in any one instance shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure or delay at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or of any other provision hereof; provided, however, that no such waiver, unless, by its own terms, it explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance.

         14.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their heirs, legal representatives, successors and assigns.

         14.5 Severability. If any provision of this Agreement shall be held by any court of competent jurisdiction or an Arbitrator to be illegal, invalid, or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid or unenforceable, and such illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

         14.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         14.7 Governing Law; Arbitration. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws. All disputes arising out of or relating to this Agreement and the matters covered herein shall be decided by arbitration pursuant to the applicable J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures in effect at the time. Among the disputes that must be submitted to arbitration are those concerning the interpretation, enforcement or alleged breach of this Agreement, as well as those based on state and/or federal law. The arbitration shall be held in Los Angeles, California and the laws of the State of Delaware shall be applied without effect given to that State's choice of law rules. The decision of the Arbitrator shall be final and binding on all parties. The prevailing party shall be entitled to recover all provable damages, consequential or otherwise, in addition to all other remedies as may be available under this Agreement, at law or in equity. The parties agree that injunctive or other equitable relief preventing any breach or otherwise enforcing this Agreement may be ordered by the Arbitrator to the fullest extent permitted by applicable law. Notwithstanding the foregoing, for emergency equitable relief (including temporary and preliminary injunctive relief), any party may petition a state or federal court of competent jurisdiction.

         14.8 Captions. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof.

         14.9 Gender. Whenever used herein, the singular number shall include the plural, the plural shall include the singular, unless the context otherwise requires, and the use of any gender shall include all genders.

         14.10 Third Party Beneficiaries. No Person who is not a party to this Agreement shall be entitled to any rights or benefits under this Agreement.

         14.11 Failure to Pursue Remedies. The failure of any party to seek redress for violation of, or to insist upon strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

         14.12 Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies.

         14.13 Integration. This Agreement (as it may from time to time be amended) constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

                                CLASS B INTERESTS

         15.1     Defined Terms. Notwithstanding anything to the contrary in
Article 1, the terms defined in this Section 15.1 shall, for the purposes of this Article 15, have the meanings herein specified.

                  (a) "B Put Price" means an amount equal to [*] multiplied by an amount equal to the Oregon Manager FCF multiplied by a fraction, the numerator of which is the number of Class B Membership Points to be sold by such Class B Member at such time, and the denominator of which is the total number of Class B Membership Points then outstanding.

                  (b) "Break Even Point" means such date on which the Oregon Recoupment FCF equals the LLC Funded Startup Costs.

                  (c) "Class B Member" means the Oregon Managing Members, and any other Person subsequently admitted to the LLC as a Class B Member.

                  (d) "Class B Membership Interest" means an interest in the LLC held by a Class B Member. A Class B Membership Interest confers on its holders only the specific rights provided for in this Article 15. For purposes of applying the provisions of this Agreement, Class B Members shall not be treated as Members, Principals, or holders of Membership Points, except as specifically provided in this Article 15. Without limiting the generality of the foregoing, no Class B Member (i) shall have any voting rights of any kind under this Agreement, (ii) shall have any rights to any distributions or allocations under Article 6, or (iii) shall be counted for any purpose in respect of any provision relating to any Change of Control.

                  (e) "Class B Membership Points" means those Membership Points representing Class B Membership Interests owned by Class B Members.

                  (f) "LLC Funded Startup Costs" means an amount equal to the cumulative net costs and expenses of the LLC in connection with the establishment and operation of the Oregon division.

                  (g) "Oregon Commission" means (i) [*] of the Oregon Fees if assets under management of the Oregon division (the "AUM") are equal to or less than [*] at the close of the applicable Fiscal Year, or (ii) [*] of the Oregon Fees if AUM are greater than [*] billion but equal to or less than [*] at the close of the applicable Fiscal Year, or (iii) [*] of the Oregon Fees if AUM are greater than $[*] but less than or equal to [*] at the close of the applicable Fiscal Year, or (iv) [*] of the Oregon Fees if AUM are greater than [*] at the close of the applicable Fiscal Year.

                  (h) "Oregon FCF" means, for any accounting period, the Oregon Gross Revenue less (A) all direct expenses of the operations of the LLC's Oregon

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

division, including without limitation, all salaries, benefits, and related expenses of employees managed by the LLC's Oregon division, (B) interest calculated at the rate of [*] per annum on the theretofore unrecouped LLC Funded Startup Costs, (C) all commissions paid with respect to accounts or assets managed by the Oregon division, which is an amount which is agreed to be the Oregon Commissions, and (D) the Oregon General Overhead Allocation.

                  (i) "Oregon Fees" means the fees for investment advisory, sub-advisory, investment management, or administration services payable with respect to assets under management of the LLC's Oregon division.

                  (j) "Oregon General Overhead Allocation" means the general overhead and other indirect expenses of the LLC allocable to the operation of the LLC's Oregon division, in an amount which is agreed to be [*] plus an amount equal to [*] of the Oregon Gross Revenue for the applicable period; provided, however, that such amount shall in no event exceed [*], unless the LLC's annual expense for wrap accounts exceeds [*] per wrap account, in which event the Oregon General Overhead Allocation shall be increased by an amount equal to the number of wrap accounts then under management of the LLC's Oregon division multiplied by the amount by which the LLC's annual expense per wrap account exceeds [*].

                  (k) "Oregon Gross Revenue" means, for any accounting period, the Oregon Fees and any other gross receipts from operations of the LLC's Oregon division (without deduction for any amounts payable to WTI, WTC, or Wilmington pursuant to Section 6.3(a)(i) of this Agreement).

                  (l)      "Oregon Manager FCF" means [*] of the Oregon Surplus
FCF.

                  (m) "Oregon Managing Members" means Steven N. Marshman, Robert Marvin, and Brian Smoluch.

                  (n)      "Oregon Recoupment FCF" means [*]
of the Oregon FCF up to an amount equal to the LLC Funded Startup Costs.

                  (o) "Oregon Surplus FCF" means [*] of the Oregon FCF which exceeds the Oregon Recoupment FCF.

                  (p) "Outside Termination Date" shall have the meaning given in Section 7.3 of Exhibit A to the Employment Agreement of the applicable Oregon Managing Member.

                  (q) "Put Window" means the month of March of each Fiscal Year following the Break Even Point.

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* CONFIDENTIAL TREATMENT REQUESTED

         15.2     Distributions; Allocations; Proration.

                  (a) Notwithstanding anything in this Agreement to the contrary, no portion of any Oregon Gross Revenue shall be included in the determination of the Preferred Member Revenue Share pursuant to Section 6.3(a)(i)(A) of this Agreement.

                  (b) The LLC's outside accountants (the "LLC Accountants") shall determine the Oregon FCF for each calendar year, and the Company shall notify the Class B Members of any such determinations on or prior to February 28 following the applicable Fiscal Year.

                  (c) In the event that all Class B Members disagree with the calculation of Oregon FCF determined by the LLC Accountants, the Class B Members may elect, by written notice delivered to the LLC within 15 days after receipt of the LLC's calculation of Oregon FCF, to engage independent accountants ("Class B Accountants") at the Class B Members' expense, to review the LLC's calculation. The LLC shall cooperate, and shall instruct the LLC Accountants to cooperate, with the Class B Accountants, and shall make available to the Class B Accountants the LLC's relevant work papers used in the calculation of Oregon FCF. The Class B Members shall deliver the Class B Accountant's calculation of Oregon FCF to the LLC within 60 days of the delivery of the LLC's calculation of Oregon FCF. If, within 30 days after the Class B Members' delivery of the Class B Accountant's calculation of Oregon FCF, the LLC and the Class B Members have not reached an agreement as to the Oregon FCF for such preceding Fiscal Year, the LLC and the Class B Members shall engage a third, unaffiliated independent accounting firm ("Independent Accountants") to calculate the Oregon FCF. The decision of the Independent Accountants shall be final and binding. The LLC and the Class B Members shall share the costs and expenses associated with the engagement of the Independent Accountants. If the Independent Accountants determine that the Oregon FCF is more than 105% of the determination of the LLC Accountants, then the LLC shall be responsible for the costs of the Independent Accountants, and shall reimburse the Class B Members for the reasonable costs of the Class B Accountants.

                  (d) Within 10 business days after the end of each calendar quarter, the Board shall cause to be distributed to the Class B Members, pro rata in accordance with their respective holdings of outstanding Class B Membership Points, not less than forty percent (40%) of the estimated undistributed Oregon Manager FCF (if any) applicable to such quarter of each Fiscal Year.

                  (e) Within 75 days after the end of each Fiscal Year, the Board shall cause to be distributed to the Class B Members, pro rata in accordance with their respective holdings of outstanding Class B Membership Points, the theretofore undistributed portion of Oregon Manager FCF (if any) applicable to such Fiscal Year. If the distributions to Class B Members during any Fiscal Year exceed the Oregon Manager FCF applicable to such Fiscal Year, then the Class B Members shall return any such excess to the LLC within 75 days after the end of such Fiscal Year.

                  (f) The LLC shall not make any distributions to the Class B Members that violate Section 18-607 of the Delaware Act or other applicable law.

                  (g) There shall be allocated to the Class B Members, pro rata with respect to their holdings of Class B Membership Points, profits equal to the Oregon Manager FCF. No other profits or losses shall be allocated to the Class B Members. All other profits and losses of the LLC, including the other [*] of the Oregon Surplus FCF, shall be allocated as otherwise provided in Sections 6.3 and 6.4 of this Agreement.

                  (h) Section 6.7 of this Agreement shall apply to the Class B Members and their respective Class B Membership Points on the same terms as set forth in respect of the Common Members and their respective Common Membership Points.

         15.3 Put Right. At any time and from time to time during each Put Window, each Class B Member shall have the right to sell to Wilmington, and Wilmington shall have the obligation to purchase, for the B Put Price (payable to such Class B Member within 15 days after the end of the applicable Put Window, such amount to accrue simple interest at the prime rate if unpaid at the end of such 15-day period until such amount is paid) a portion of the Class B Membership Points then held by such Class B Member; provided, however, that no Class B Member shall sell pursuant to this Section 15.3 more than fifty percent (50%) of the aggregate Class B Membership Points issued initially to such Class B Member. Notwithstanding the foregoing, if the total number of Class B Membership Points elected to be sold during any Put Window pursuant to this
Section 15.3 by all Class B Members (the "Total Class B Election") exceeds twenty-five percent (25%) of the aggregate number of Class B Membership Points issued initially to all Class B Members (the "Yearly Limit"), then each Class B Member may sell pursuant to this Section 15.3 that number of his Class B Membership Points equal to the Yearly Limit multiplied by a fraction, the numerator of which is the number of Class B Membership Points elected to be sold by such Class B Member, and the denominator of which is the Total Class B Election during such Put Window.

         15.4 Transfer. Class B Members shall be permitted to make Transfers of Class B Membership Interests as provided in Section 7.1(b) of this Agreement.

         15.5 Reorganization. If at any time or from time to time there shall be a reorganization or other change in the business structure of the LLC, including without limitation a conversion to a subchapter "C" corporation (a "Structure Change") approved by the Board, then each Class B Member shall exchange such Class B Member's Class B Membership Interest for the applicable interest in the resulting entity (the "Exchange Interest") as determined by the Board; provided, however, that any such Exchange Interest shall have economic rights and characteristics substantially equivalent to the applicable Class B Membership Interest (including with respect to distributions of Oregon Manager FCF and sales of Class B Membership Interests).

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* CONFIDENTIAL TREATMENT REQUESTED

         15.6     Sale on Termination.

                  (a) If (i) the LLC terminates the employment of any Class B Member (x) without Cause, (y) pursuant to either Sections 5.1(e) or 5.1(f) of such Class B Member's Employment Agreement, or (z) pursuant to the LLC's election not to renew the Term in accordance with Section 1 of such Class B Member's Employment Agreement, or (ii) such Class B Member terminates his employment with the LLC (x) for Good Reason, (y) such employment terminates by reason of such Class B Member's death or Disability, or, (z) pursuant to and in accordance with Section 7.3 of Exhibit A to such Class B Member's Employment Agreement if such employment is terminated by such Class B Member, with at least six months prior written notice, and with such termination to be effective not earlier than the Outside Termination Date, or (iii) the LLC sells all or substantially all of its assets or is deemed to have sold all of its assets in a liquidation, then such Class B Member (or his successors or legal representatives, as applicable) shall sell, and Wilmington shall purchase, all of such Class B Member's Class B Membership Points for a purchase price (payable to such Class B Member within 15 days after any such event occurs, such amount to accrue simple interest at the prime rate if unpaid at the end of such 15-day period until such amount is paid) equal to [*] multiplied by the Oregon Manager FCF for the twelve full calendar months immediately preceding the effective date of such termination, or the closing of such sale or deemed sale (as the case may be), multiplied by a fraction, the numerator of which is the total number of Class B Membership Points then owned by such Class B Member, and the denominator of which is the total number of Class B Membership Points then outstanding.

                  (b) If (i) the LLC terminates the employment of any Class B Member for Cause, or if (ii) such employment is terminated by such Class B Member (x) without Good Reason, or (y) pursuant to such Class B Member's election not to renew the Term in accordance with Section 1 of such Class B Member's Employment Agreement prior to the Outside Termination Date, then such Class B Member shall sell, and Wilmington shall purchase, all of such Class B Member's Class B Membership Points for a purchase price (payable to such Class B Member within 15 days after any such event occurs, such amount to accrue simple interest at the prime rate if unpaid at the end of such 15-day period until such amount is paid) equal to [*] multiplied by the Oregon Manager FCF for the twelve full calendar months immediately preceding the effective date of such termination multiplied by a fraction, the numerator of which is the total number of Class B Membership Points then owned by such Class B Members, and the denominator of which is the total number of Class B Membership Points then outstanding.

                  (c) As used in this Section 15.6, the terms "Cause", "Good Reason", "Term", and "Disability", shall all have the meanings set forth in the applicable Employment Agreement between any Class B Member and the LLC (the "Employment Agreement"). Any and all determinations concerning any such termination of employment of a Class B Member shall be made pursuant to such applicable Employment Agreement.

* CONFIDENTIAL TREATMENT REQUESTED

         15.7     Execution of Agreement; Representations and Warranties.

                  (a) The execution of the Third Amendment to this Agreement by Class B Members shall constitute the execution of such Class B Member of this Agreement, and shall evidence such Class B Member's agreement to be bound by the applicable terms and conditions of this Agreement.

                  (b) Each Class B Member represents and warrants as follows: (i) such Class B Member has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of an investment in the LLC and making an informed investment decision with respect thereto; (ii) such Class B Member is able to bear the economic and financial risk of an investment in the LLC for an indefinite period of time;
(iii) such Class B Member is acquiring an interest in the LLC for investment only and not with a view to, or for resale in connection with, any distribution to the public; (iv) the Class B Membership Interests have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws or exempt therefrom and the provisions of this Agreement have been complied with; (v) such Class B Member is an "accredited investor" within the meaning of Rule 501(a) of Regulation D; and (vi) the execution, delivery and performance of this Agreement by such Class B Member do not require such Class B Member to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any existing law or regulation applicable to him or it, or any agreement or instrument to which such Class B Member is a party or by which such Class B Member is bound.

         15.8 Amendments. Without limiting the applicability of Section 14.1 of the Agreement, any amendment to this Article 15 shall require the consent of at least fifty percent (50%) of the then outstanding Class B Membership Points.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

                                         PREFERRED MEMBERS

                                         WT INVESTMENTS, INC.


                                         By:   /s/ David R. Gibson
                                            ----------------------------
                                               David R. Gibson, Executive Vice
                                               President

                                         CLASS A MEMBERS

                                         ROXBURY CAPITAL MANAGEMENT


                                         By:   /s/ Anthony H. Browne
                                            ------------------------------
                                               Anthony H. Browne
                                               Managing Director

                                         WILMINGTON TRUST CORPORATION


                                         By:   /s/ David R. Gibson
                                            ------------------------------------
                                               David R. Gibson, Executive Vice
                                               President

                                         THE BROWNE FAMILY 1999 IRREVOCABLE
                                         TRUST

                                         By:   /s/ Christopher Howard Browne
                                            ------------------------------------
                                               Christopher Howard Browne,
                                               Trustee

                                               /s/ Anthony H. Browne
                                            ------------------------------------
                                            Anthony H. Browne

                                               /s/ Brian Massey
                                            ------------------------------------
                                            Brian Massey

                                               /s/ Brian Beh
                                         ---------------------------------------
                                         Brian Beh

                                               /s/ David Kahn
                                         ---------------------------------------
                                         David Kahn

                                               /s/ Phyllis Nelson
                                         ---------------------------------------
                                         Phyllis Nelson

                                         ---------------------------------------
                                         Edward Shipe

                                         CLASS B MEMBERS

                                               /s/ Steven Marshman
                                         ---------------------------------------
                                         Steven Marshman

                                               /s/ Robert Marvin
                                         ---------------------------------------
                                         Robert Marvin

                                               /s/ Brian Smoluch
                                         ---------------------------------------
                                         Brian Smoluch